Exhibit 10.1

STRICTLY CONFIDENTIAL

EXECUTION VERSION

VOTING, SUPPORT AND ROLLOVER AGREEMENT

by and among

WIDEOPENWEST, INC.,

BANDIT PARENT, LP,

THE ROLLING STOCKHOLDERS,

and

CRESTVIEW PARTNERS III GP, L.P.,

Dated as of August 11, 2025

STRICTLY CONFIDENTIAL

VOTING, SUPPORT AND ROLLOVER AGREEMENT

This VOTING, SUPPORT AND ROLLOVER AGREEMENT (this “Agreement”), dated as of August 11, 2025, among WideOpenWest, Inc., a Delaware corporation (the “Company”), Bandit Parent, LP, a Delaware limited partnership (“Parent”), the Persons executing this Agreement as “Crestview Rolling Stockholders” on the signature page hereto (each a “Crestview Rolling Stockholder” and collectively, the “Crestview Rolling Stockholders”), the Persons executing this Agreement as “Individual Rolling Stockholders” on the signature page hereto (each an “Individual Stockholder” and collectively, the “Individual Stockholders”, and, together with the Crestview Rolling Stockholders, the “Rolling Stockholders”) and Crestview Partners III GP, L.P., in its capacity as the representative of the Rolling Stockholders (in such capacity, the “Stockholders’ Representative”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Bandit Merger Sub, Inc., a Delaware corporation and an indirect, wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving such merger (the “Merger”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Rolling Stockholders and certain of their respective Affiliates are entering into an Amended and Restated Joint Bidding and Cost Sharing Agreement (the “Joint Bidding Agreement”), providing for, among other things, the entry by Parent and the Rolling Stockholders into governance documents to implement the governance structure of Parent;

WHEREAS, as of the date hereof, each Rolling Stockholder is the record holder and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) and is entitled to dispose of and vote the number of common shares, par value $0.01 per share, of the Company (“Common Shares”) set forth on Exhibit A hereto, being all of the Common Shares owned of record or beneficially by such Rolling Stockholder as of the date hereof (with respect to such Rolling Stockholder, the “Owned Shares” and, together with any additional Common Shares of which such Rolling Stockholder becomes the record or “beneficial owner” after the date hereof and during the term of this Agreement, the “Rollover Shares”);

WHEREAS, immediately prior to but contingent upon the Closing in accordance with the Merger Agreement, (i) each Individual Rolling Stockholder desires to transfer, contribute and deliver the Rollover Shares held by such Individual Rolling Stockholder to a Crestview Rolling Stockholder in exchange for the issuance by such Crestview Rolling Stockholder to such Individual Rolling Stockholder of a number of common shares or units, as applicable, of such Crestview Rolling Stockholder (the “Crestview Shares”), (ii) each Crestview Rolling Stockholder desires to transfer, contribute and deliver the Rollover Shares held by such Crestview Rolling Stockholder to Merger Sub in exchange for the transfer, contribution, and delivery by Merger Sub to such Crestview Rolling Stockholder of a number of common shares of Bandit HoldCo, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“HoldCo” and such common shares the “HoldCo Shares”), as determined in accordance with this Agreement and (iii) each Crestview Rolling Stockholder desires to transfer, contribute and deliver the HoldCo Shares held by such Crestview Rolling Stockholder to Parent in exchange for the issuance by Parent to such Crestview Rolling Stockholder of a number of common units of Parent (the “Parent Units”), as determined in accordance with this Agreement; and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, Parent and the Company have required that each of the Rolling Stockholders enter into this Agreement, and the Rolling Stockholders have agreed to do so.

NOW, THEREFORE, as a condition and inducement to the willingness of Company, Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions; Interpretation

Section 1.01           Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

Section 1.02           Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise indicated, refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” All references herein to “$” or “dollars” shall be to U.S. dollars. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. Any agreement defined or referred to herein or in any schedule that is referred to herein means such agreement as from time to time amended, modified or supplemented, including by waiver or consent. Each of the parties agrees that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

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ARTICLE II

Rollover

Section 2.01           Rollover Transaction.

(a)            At the Rollover Closing (as defined below), upon the terms and subject to the conditions of this Agreement, each Rolling Stockholder and Parent hereby agree and covenant to each other and to the Company to take the following actions:

(i)             Each Individual Rolling Stockholder shall transfer, contribute and deliver the Rollover Shares held by such Individual Rolling Stockholder to a Crestview Rolling Stockholder, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state and securities Laws) (the “Individual Rollover Contribution”) and in exchange for the Individual Rollover Contributions, such Crestview Rolling Stockholder shall issue to each such Individual Rolling Stockholder a number of Crestview Shares that have a value equal to the Rolled Value of the Rollover Shares delivered by such Individual Rolling Stockholder pursuant to the Individual Rollover Contribution;

(ii)            Immediately after the Individual Rollover Contribution, each Crestview Rolling Stockholder shall transfer, contribute and deliver the Rollover Shares held by such Rolling Stockholder (including such Rollover Shares received pursuant to the Individual Rollover Contribution) to Merger Sub, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws) (the “Initial Rollover Contribution”);

(iii)           Each Rolling Stockholder shall deliver to Parent a properly completely and duly executed IRS Form W-9 from the Rolling Stockholder (or, if the Rolling Stockholder is treated as disregarded as separate from another entity or Person for U.S. federal income tax purposes, from such entity or Person);

(iv)           Immediately after the Initial Rollover Contribution, Merger Sub shall transfer, contribute and deliver to such Crestview Rolling Stockholders a number of HoldCo Shares, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws), that have a value (determined based on the number of HoldCo Shares transferred multiplied by the price per HoldCo Share) equal to the Rolled Value (as defined below) of the Rollover Shares delivered by such Crestview Rolling Stockholder pursuant to the Initial Rollover Contribution (the “Merger Sub Contribution”). For purposes of this Agreement, “Rolled Value” means, with respect to any Rollover Shares the aggregate amount of Merger Consideration that the Rolling Stockholder holding such Rollover Shares would have received as of the Effective Time if such Rollover Shares were converted into the right to receive the Merger Consideration in accordance with the Merger Agreement;

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(v)            Immediately after the Merger Sub Contribution, each Crestview Rolling Stockholder shall transfer, contribute and deliver the HoldCo Shares held by such Crestview Rolling Stockholder to Parent, in each case, free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws) (the “Secondary Rollover Contribution” and, together with the Individual Rollover Contribution and the Initial Rollover Contribution, the “Rollover Contributions”); and

(vi)          Immediately after the Secondary Rollover Contribution, Parent shall issue to such Crestview Rolling Stockholders a number of Parent Units that have a value (determined based on the number of Parent Units issued multiplied by the price per Parent Unit) equal to the Rolled Value of the Rollover Shares delivered by such Crestview Rolling Stockholder pursuant to the Initial Rollover Contribution.

(b)            Each Rolling Stockholder acknowledges and agrees that such Rolling Stockholder shall not receive any cash payments under the Merger Agreement for the Rollover Shares delivered by such Rolling Stockholder pursuant to the Rollover Contributions, including the Merger Consideration or any payments under Section 2.3 of the Merger Agreement.

(c)            The anticipated pro forma capitalization of Parent as of the Closing of the Merger is set forth on Exhibit B hereto.

Section 2.02           Rollover Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 2.03, the closing of the transactions contemplated hereby (the “Rollover Closing”) will take place immediately prior to, but subject to the substantially simultaneous occurrence of, the Closing.

Section 2.03           Conditions to Obligations. The obligations of Parent and the Rolling Stockholders to consummate the Rollover Closing shall be subject to the substantially simultaneous, but subsequent, consummation of the Merger in accordance with the terms and conditions of the Merger Agreement.

Section 2.04           Waiver of Appraisal Rights. To the fullest extent permitted by applicable Law, each Rolling Stockholder hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger that such Rolling Stockholder may have under applicable Law.

Section 2.05           Stockholders’ Representative.

(a)            Stockholders’ Representative is hereby irrevocably appointed to act as the sole representative, agent and attorney-in-fact for the Rolling Stockholders and their transferees, successors and assigns for all purposes of this Agreement and the Merger Agreement, except as expressly provided herein.

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(b)            Stockholders’ Representative shall have the power and authority to take such actions on behalf of each Rolling Stockholder as Stockholders’ Representative, in its sole judgment, may deem to be in the best interests of the Rolling Stockholders or otherwise appropriate on all matters related to or arising from this Agreement. Such powers shall include:

(i)             executing and delivering any and all supplements, amendments, waivers or modifications thereto and all certificates, consents, waivers and other documents contemplated by this Agreement or the Merger Agreement, or as may be necessary or appropriate to effect the Rollover Closing and the other transactions contemplated by this Agreement or the Merger Agreement;

(ii)            giving and receiving notices and other communications relating to this Agreement or the Merger Agreement;

(iii)           taking or refraining from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of this Agreement or the Merger Agreement and the enforcement of the obligations and rights pursuant to this Agreement or the Merger Agreement, including all actions necessary or appropriate in connection with any Action;

(iv)          engaging attorneys, accountants, financial and other advisors, paying agents and other Persons necessary or appropriate, in the sole discretion of Stockholders’ Representative and at the Rolling Stockholders’ cost, in the performance of its duties under this Agreement or the Merger Agreement;

(v)           take any and all actions on behalf of the Rolling Stockholders as set forth in, or as required to give effect to the obligations of the Rolling Stockholders as set forth in, Section 5.01; and

(vi)         taking all actions necessary or appropriate in the judgment of Stockholders’ Representative for the accomplishment of the foregoing.

(c)            The power of attorney granted herein appointing Stockholders’ Representative as attorney-in-fact is coupled with an interest and the death or incapacity of any Rolling Stockholder shall not terminate or diminish the authority and agency of Stockholders’ Representative. Should Stockholders’ Representative be unable or unwilling to serve, a replacement Stockholders’ Representative shall be designated and appointed by Crestview Partners III GP, L.P. (or its representatives, successors or assigns). The decisions and actions of any such replacement Stockholders’ Representative shall be, for all purposes, those of Stockholders’ Representative as if originally named herein.

(d)            Stockholders’ Representative shall not be liable to the Rolling Stockholders for any act done or omitted as Stockholders’ Representative, except to the extent that Stockholders’ Representative was grossly negligent or engaged in willful misconduct. Stockholders’ Representative shall not be compensated for acting in its capacity as Stockholders’ Representative. All fees and expenses of attorneys, accountants and other professionals necessary or appropriate and engaged by Stockholders’ Representative in the performance of their duties under this Agreement shall be paid directly by the Rolling Stockholders, in each case, pro rata in accordance with its ownership percentage of the aggregate Rollover Shares.

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(e)            The Rolling Stockholders shall, severally but not jointly, indemnify, defend and hold harmless Stockholders’ Representative and its heirs, representatives, successors and assigns from and against any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) arising as a result of or incurred in connection with any actions taken or omitted to be taken by Stockholders’ Representative pursuant to the terms of this Agreement, except to the extent it is finally determined that Stockholders’ Representative was grossly negligent or engaged in willful misconduct. In addition, each Rolling Stockholder forever voluntarily releases and discharges Stockholders’ Representative, its heirs, representatives, successors and assigns, from any and all claims, demands, suits, actions, causes of action, losses, damages, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs), whether known or unknown, anticipated or unanticipated, arising as a result of or incurred in connection with any actions taken or omitted to be taken by Stockholders’ Representative pursuant to the terms of this Agreement, except to the extent it is finally determined that Stockholders’ Representative was grossly negligent or engaged in willful misconduct. Expenses (including attorneys’ fees and court costs) incurred by Stockholders’ Representative in defending any Action shall be paid by the Rolling Stockholders in advance of the final disposition of such Action upon receipt of an undertaking from Stockholders’ Representative to repay such amount if it shall ultimately be determined that Stockholders’ Representative is not entitled to be indemnified by the Rolling Stockholders pursuant to this Section 2.05(e).

ARTICLE III

Representations and Warranties of Each Rolling Stockholder

Each Rolling Stockholder hereby represents and warrants, severally and not jointly, to the Company and to Parent, as of the date of this Agreement and as of the Rollover Closing, that:

Section 3.01           Organization. Such Rolling Stockholder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization.

Section 3.02           Ownership of Owned Shares. Such Rolling Stockholder is the beneficial owner of, and has good and marketable title to, the Owned Shares, free and clear of all Liens, except for any Liens created by this Agreement or those imposed by applicable securities Laws. Such Rolling Stockholder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any Common Shares, Preferred Stock or any other securities of the Company, other than the Owned Shares. Such Rolling Stockholder has the sole right to vote the Owned Shares, and, except as contemplated by this Agreement, none of the Owned Shares are subject to any voting trust or other agreement with respect to the voting of the Owned Shares. Such Rolling Stockholder has the sole right to dispose of the Owned Shares with no restrictions, subject to applicable securities Laws on its rights of disposition of the Owned Shares. Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Rolling Stockholder to sell, transfer, pledge, assign, encumber, hypothecate or otherwise dispose of (whether by sale, liquidation, dissolution, dividend or distribution), including by operation of Law (collectively, “Transfer”) or cause to be Transferred any Owned Shares or otherwise relating to the Transfer of any Owned Shares and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Shares.

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Section 3.03           Authority; Execution and Delivery; Enforceability. Such Rolling Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Rolling Stockholder of this Agreement and the performance by such Rolling Stockholder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Rolling Stockholder is necessary to authorize the execution and delivery of this Agreement or the performance by such Rolling Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Rolling Stockholder and, assuming due authorization, execution and delivery hereof by Parent and the Stockholders’ Representative, constitutes a legal, valid and binding obligation of such Rolling Stockholder, enforceable against such Rolling Stockholder in accordance with its terms, except that such enforceability may be limited by and is subject to the Enforceability Exceptions.

Section 3.04           No Conflicts; Governmental Approvals.

(a)            Neither the execution and delivery of this Agreement by such Rolling Stockholder, nor the performance or compliance by such Rolling Stockholder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of such Rolling Stockholder, (ii) violate any Law applicable to such Rolling Stockholder, (iii) violate or constitute a default under (with or without notice or lapse of time or both) any of the terms, conditions or provisions of any Contract to which such Rolling Stockholder is a party or bound, or give rise to any right to terminate, cancel, amend, modify or accelerate such Rolling Stockholder’s rights or obligations under any such Contract, or give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which such Rolling Stockholder is a party or bound or (iv) result in the creation of any Lien on any properties or assets of such Rolling Stockholder (including the Owned Shares), in each case, in a manner that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of such Rolling Stockholder to perform its obligations hereunder or delay the consummation of Closing.

(b)            No Consent of, or filing, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement by such Rolling Stockholder or the performance by such Rolling Stockholder of its obligations hereunder, other than as set forth in Section 3.3(b) of the Merger Agreement.

Section 3.05           Litigation. There is no pending or, to the knowledge of such Rolling Stockholder, threatened in writing, Action against such Rolling Stockholder, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of such Rolling Stockholder to perform its obligations hereunder or delay the consummation of Closing. There are no outstanding orders, judgments or decrees of any Governmental Entity against or affecting such Rolling Stockholder that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of such Rolling Stockholder to perform its obligations hereunder or delay the consummation of Closing.

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Section 3.06           Accredited Investor; Investment Intent. Such Rolling Stockholder is an “accredited investor” (as such term is defined in Regulation D under the Securities Act), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Parent Units. Such Rolling Stockholder is retaining the Parent Units solely for its own account, for investment and not with a view toward resale or other distribution in violation of applicable securities Laws.

Section 3.07           Rollover Shares Unregistered. Such Rolling Stockholder has been advised by Parent that:

(a)            following the consummation of the Merger, the Parent Units will not be registered under the Securities Act or under any state securities Law;

(b)            such Rolling Stockholder must continue to bear the economic risk of the investment in the Parent Units unless and until the offer and sale of such Parent Units are subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available;

(c)            following the consummation of the Merger, it is not anticipated that there will be any public market for the Parent Units in the foreseeable future; and

(d)            following the consummation of the Merger, a notation shall be made in the appropriate records of the applicable entity indicating that the Parent Units are subject to restrictions on transfer and, if the applicable entity should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Parent Units.

Section 3.08           Advisors. Each Rolling Stockholder has carefully considered and has, to the extent such Rolling Stockholder believes such discussion necessary, discussed with such Rolling Stockholder’s own legal, tax, accounting and financial advisors the transactions contemplated by this Agreement and the Merger Agreement in light of such Rolling Stockholder’s particular tax, financial and other situation, and has made its own determination the transactions contemplated by this Agreement and the Merger Agreement.

Section 3.09           Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of such Rolling Stockholder, on behalf of such Rolling Stockholder.

Section 3.10           Reliance by the Company. Each Rolling Stockholder understands and acknowledges that each of the Company and Parent is entering into the Merger Agreement in reliance upon such Rolling Stockholder’s execution, delivery and performance of this Agreement.

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Section 3.11           Crestview Shares Duly Authorized; Capitalization. All of the Crestview Shares to be issued to the Individual Rolling Stockholders under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws).

ARTICLE IV

Representations and Warranties of Parent

Parent hereby represents and warrants to the Rolling Stockholders, as of the date of this Agreement and as of the Closing, that:

Section 4.01           Organization. Parent is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware.

Section 4.02           Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Rolling Stockholders and the Stockholders’ Representative, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Enforceability Exceptions.

Section 4.03           No Conflicts; Governmental Approvals.

(a)            Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii) assuming that the actions described in Section 4.03(b) have been completed prior to or promptly after the Effective Time, (x) violate any Law applicable to Parent, (y) violate or constitute a default under (with or without notice or lapse of time or both) any of the terms, conditions or provisions of any Contract to which Parent is a party or bound, or give rise to any right to terminate, cancel, amend, modify or accelerate Parent’s rights or obligations under any such Contract, or give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which Parent is a party or bound or (z) result in the creation of any Lien on any properties or assets of Parent, except, in the case of clause (ii), as would not reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder.

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(b)            Except as set forth in Section 3.3(b) of the Merger Agreement, no consent of, or filing, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

Section 4.04           Litigation. There is no pending or, to the knowledge of Parent, threatened in writing, Action against Parent, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder or delay the consummation of Closing. There are no outstanding orders, judgments or decrees of any Governmental Entity against or affecting Parent that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent to perform its obligations hereunder or delay the consummation of Closing.

Section 4.05           Parent Units Duly Authorized; Capitalization. All of the Parent Units to be issued to the Crestview Rolling Stockholders under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions under the Securities Act and applicable state securities Laws or under the Term Sheet or the Term Sheet Effecting Documents (or the Existing LPA and Existing GP LLCA, as applicable) (each, as defined in the Joint Bidding Agreement)). There will be no options, warrants or other securities exercisable or convertible into units of Parent at such time except as set forth on Exhibit B hereto or as otherwise mutually agreed to by the Crestview Rolling Stockholders.

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ARTICLE V

Covenants of Rolling Stockholders

Section 5.01           Agreement to Vote.

(a)            From the date of this Agreement until the earlier to occur of (the “Voting Expiration Date”): (x) the valid termination of the Merger Agreement in accordance with its terms and (y) the occurrence of a Change of Recommendation, each Rolling Stockholder agrees that at the Company Meeting or at any other meeting of the stockholders of the Company called to seek approval of and adoption by such stockholders with respect to the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect thereto, (i) in the case of any such meeting of the stockholders of the Company, such Rolling Stockholder shall appear at any such meeting or otherwise cause the Rollover Shares to be counted as present thereat for the purpose of establishing a quorum, (ii) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent, all Rollover Shares in favor of approving and adopting the Merger Agreement, the Merger and any other actions or transactions contemplated by the Merger Agreement in respect of which stockholder approval is requested or required and for any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent, the Rollover Shares in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iv) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent (or not respond and consent in the event such consent is seeking approval for rather than against), the Rollover Shares against any Alternative Proposal or any action or proposal in furtherance of any Alternative Proposal, or any other proposal made in opposition to or in competition with the Merger or the other transactions contemplated by the Merger Agreement, and (v) such Rolling Stockholder shall vote or cause to be voted, and when a written consent is proposed, respond to each request for written consent and consent (or not respond and consent in the event such consent is seeking approval for rather than against), the Rollover Shares against any other action or agreement that would reasonably be expected to (A) result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company under the Merger Agreement, (B) result in the conditions of the consummation of the Merger under Article 6 of the Merger Agreement not being fulfilled or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. For the avoidance of doubt, each Rolling Stockholder shall retain at all times the right to vote any Rollover Shares in such Rolling Stockholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 5.01 that are at any time or from time to time presented for consideration to the stockholders of the Company.

(b)            Each Rolling Stockholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action, that would restrict or interfere with such Rolling Stockholder’s obligations pursuant to this Agreement.

(c)            Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Rollover Shares. All rights, ownership and economic benefits of and relating to the Rollover Shares shall remain vested in and belong to the applicable Rolling Stockholder.

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Section 5.02           Transfer and Other Restrictions. Until the Rollover Closing or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, the Rolling Stockholders shall not, and shall cause their respective Affiliates not to, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Rollover Shares to any Person, (b) deposit or permit the deposit of any Rollover Shares into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Rollover Shares, or create or permit to exist any Lien, except as may be imposed pursuant to this Agreement or any applicable restrictions on transfer under the Securities Act or other applicable securities Laws or (c) acquire beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of any additional Common Shares, Preferred Stock or any other securities of the Company. Any Transfer or attempted Transfer of any Rollover Shares in violation of this Section 5.02 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of such Rolling Stockholder’s Rollover Shares shall occur (including a sale by such Rolling Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Rollover Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. Each Rolling Stockholder further acknowledges and agrees that, with respect to any Rollover Shares owned beneficially or of record by such Rolling Stockholder that are uncertificated, this Agreement shall constitute notice to such Rolling Stockholder of any legend that would be set forth on any certificate representing such Rollover Shares if such Rollover Shares were represented by a certificate. Each Rolling Stockholder agrees that it shall not, and shall cause its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement.

Section 5.03           No-Solicitation. Until the Rollover Closing or, if earlier, the termination of this Agreement or the Merger Agreement in accordance with their respective terms, the Rolling Stockholders shall not, and shall cause their respective Representatives and Affiliates not to, directly or indirectly, take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

Section 5.04           Share Dividends, etc. If between the date of this Agreement and the Rollover Closing the issued and outstanding Common Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares” and “Rollover Shares” shall be appropriately adjusted to reflect such share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 5.05           Disclosure.

(a)            Stockholders’ Representative (on behalf of each Rolling Stockholder) agrees to promptly furnish to Parent and the Company all information concerning such Rolling Stockholder as may be reasonably requested by Parent or the Company in connection with the preparation, filing and distribution of the Schedule 13e-3 or the Proxy Statement (including in each case any amendment or supplement thereto, and any document incorporated by reference therein) and the resolution of comments with respect thereto from the SEC. Stockholders’ Representative (on behalf of each Rolling Stockholder) agrees that none of the information supplied or to be supplied by it expressly for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any other documents filed or to be filed with the SEC in connection with the Merger or the transactions contemplated by the Merger Agreement will, as of the time such documents (or any amendment thereof or supplement thereto) are filed with the SEC or mailed to the Company’s stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty, covenant or agreement is made by Stockholders’ Representative or any Rolling Stockholder with respect to information supplied by Stockholders’ Representative on behalf of any other Rolling Stockholder or Parent for inclusion or incorporation by reference in the Proxy Statement or Schedule 13e-3, as applicable.

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(b)            The Rolling Stockholders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC, and in the Schedule 13e-3 and the Proxy Statement, this Agreement, each Rolling Stockholder’s identity and ownership of the Rollover Shares and the nature of each Rolling Stockholder’s obligations under this Agreement. Parent hereby authorizes each Rolling Stockholder to disclose, in any disclosure required by any Governmental Entity, this Agreement, Parent’s identity and the nature of Parent’s obligations under this Agreement.

Section 5.06           Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Rolling Stockholder solely in its capacity as a holder of Common Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of any officer, director or designee of the Rolling Stockholders or their Affiliates from taking any action in his or her capacity as a director, officer or employee of the Company, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of any provision of this Agreement.

Section 5.07           No Legal Action. Stockholders’ Representative and each Rolling Stockholder shall not, and shall cause their respective Representatives and Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any Action which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or the Merger Agreement or (b) alleges that the execution and delivery of this Agreement by Stockholders’ Representative or such Rolling Stockholder (or its performance hereunder) or the Merger Agreement by the Company breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that Stockholders’ Representative or such Rolling Stockholder has (or may be alleged to have) to the Company or to the other stockholders of the Company.

Section 5.08           Notice of Certain Events. Each Rolling Stockholder shall notify the Company and Parent in writing promptly of (a) any fact, event or circumstance that would cause, or would reasonably be expected to cause or constitute, a breach of the representations, warranties or covenants of any Rolling Stockholder under this Agreement or (b) the receipt by any Rolling Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement or the Merger Agreement.

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ARTICLE VI

General Provisions

Section 6.01           Notices. Any notice required to be given hereunder must be in writing, and will be deemed to have been duly delivered and received hereunder one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or immediately if delivered by hand or by e-mail transmission (as long as no notice of failure of delivery is received), in each case addressed as follows:

If to Parent, to:

c/o DigitalBridge Investments, LLC
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487

Attention:	Legal Department
Email:	LegalNoticesIM@digitalbridge.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 77002

Attention:	Gabriel Silva
Chris May
Ana Sanchez
Email:	gabriel.silva@stblaw.com
cmay@stblaw.com
ana.sanchez@stblaw.com

If to the Rolling Stockholders or Stockholders’ Representative, to:

Crestview Advisors, L.L.C.

590 Madison Avenue, 42nd Floor

New York, New York 10022

Attention:	Poojitha Mantha
Email:	pmantha@crestview.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:	Michael Davis
Email:	michael.davis@davispolk.com

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To the Company:

WideOpenWest, Inc.

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

Attention:	Roger Seiken
E-mail:	Roger.Seiken@wowinc.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Adam O. Emmerich Jenna E. Levine
E-mail:	AOEmmerich@wlrk.com
JELevine@wlrk.com

or to such other address as a party shall specify by written notice so given. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, and such notices shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.02           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.03           Counterparts. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were original signed versions upon the same instrument delivered in person. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties. No party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Section 6.04           No Ownership Interest; No Inconsistent Actions. Nothing contained in this Agreement shall be deemed to, prior to the Rollover Contributions, vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Rollover Shares. All rights, ownership and economic benefits of and relating to the Rollover Shares shall remain vested in and belong to the applicable Rolling Stockholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct a Rolling Stockholder in the voting of any of the Rollover Shares, except as expressly provided herein, or (b) in the performance of any Rolling Stockholder’s duties or responsibilities as stockholders or directors, as the case may be, of the Company.

Section 6.05           Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits hereto), the Commitment Letter, the Guarantee, the Merger Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except as set forth in this Section 6.05. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to, or shall, impair the powers of the Special Committee. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.06           Governing Law.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 6.06(a) in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

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(b)            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.06(b). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06(b).

Section 6.07           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement (and all rights and obligations hereunder) may be assigned, in whole or in part, without consent, by Parent to any of its Affiliates; provided that no assignment by any party will relieve such party of any of its obligations hereunder.

Section 6.08           Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.06(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. The parties hereto agree to not oppose the granting of an injunction, specific performance or other equitable relief and not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.08 shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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Section 6.09           Amendment; Waiver. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto. No failure or delay by Stockholders’ Representative, the Rolling Stockholders or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 6.10           Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. In the event of any such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the applicable Rolling Stockholders, other than liability for any breach of this Agreement prior to such termination; provided that the provisions set forth in Article VI shall survive the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Rolling Stockholder to the position it was in with respect to ownership of the Rollover Shares prior to the Rollover Closing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

BANDIT PARENT, LP
By: Bandit Parent GP, LLC, its general partner

By:	/s/ Jonathan Friesel
Name: Jonathan Friesel
Title: Vice President

WIDEOPENWEST, INC.

By:	/s/ Teresa Elder
Name: Teresa Elder
Title: Chief Executive Officer

[Signature Page to Voting, Support and Rollover Agreement]

Crestview Rolling Stockholders:

CRESTVIEW W1 TE HOLDINGS, LLC

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer

CRESTVIEW W1 HOLDINGS, L.P.
By: Crestview W1 GP, LLC, its general partner

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer

CRESTVIEW W1 CO-INVESTORS, LLC

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer

Individual Rolling Stockholders:

/s/ Brian Cassidy
Name: Brian Cassidy

/s/ Daniel Kilpatrick
Name: Daniel Kilpatrick

/s/ Barry Volpert
Name: Barry Volpert

[Signature Page to Voting, Support and Rollover Agreement]

Stockholders’ Representative:

Crestview Partners III GP, L.P.
By: Crestview, L.L.C., its general partner

By:	/s/ Evelyn C. Pellicone
Name: Evelyn C. Pellicone
Title: Chief Financial Officer

[Signature Page to Voting, Support and Rollover Agreement]

Exhibit A

Stockholder	Number of Common Shares
Crestview W1 TE Holdings, LLC	1,245,968
Crestview W1 Holdings, L.P.	25,142,311
Crestview W1 Co-Investors, LLC	4,849,639
Crestview Advisors, L.L.C.	423,678
Brian Cassidy	33,722 (vested RSUs + board fee grants with all rights assigned to Crestview Advisors, L.L.C.) 26,744 (RSUs that will vest in May 2026 with all rights assigned to Crestview Advisors, L.L.C.)
Daniel Kilpatrick	35,543 (vested RSUs + board fee grants with all rights assigned to Crestview Advisors, L.L.C.) 26,744 (RSUs that will vest in May 2026 with all rights assigned to Crestview Advisors, L.L.C.)
Barry Volpert	32,895 (vested RSUs + board fee grants with all rights assigned to Crestview Advisors, L.L.C.) 26,744 (RSUs that will vest in May 2026 with all rights assigned to Crestview Advisors, L.L.C.)

[Exhibit A]

Exhibit B

Pro Forma Capitalization

[Attached]

[Exhibit B]